SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

COMPUTER TASK GROUP, INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

COMPUTER TASK GROUP, INCORPORATED
April 2, 2014

Dear Fellow Shareholder:

     You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 7, 2014 at 10:00 a.m. Eastern time.

     Your proxy card is enclosed. Your vote is important. I urge you to submit your vote as soon as possible, whether or not you plan to attend the meeting. Please indicate your voting instructions and sign, date and mail the proxy promptly in the return envelope.

Sincerely,

JAMES R. BOLDT
Chairman and
Chief Executive Officer

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 7, 2014

     Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York 14209 on Wednesday, May 7, 2014, at 10:00 a.m. Eastern time for the following purposes:

1.	To elect three members of the Board of Directors, whose terms are described in the proxy statement.

2.	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2014 fiscal year.

4.	To approve and ratify an amendment to the Company’s 2010 Equity Award Plan.

5.	To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

     We have selected the close of business on Friday, March 28, 2014 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York
April 2, 2014

By Order of the Board of Directors,

PETER P. RADETICH
Senior Vice President, Secretary
and General Counsel

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 7, 2014

THE PROXY STATEMENT, FORM OF PROXY, NOTICE OF MEETING AND ANNUAL REPORT
TO THE SHAREHOLDERS ARE AVAILABLE FREE OF CHARGE AT WWW.CTG.COM

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

     This proxy statement and the accompanying form of proxy are being mailed on or about April 2, 2014, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated (the “Company”) of proxies to be voted at the annual meeting of shareholders on Wednesday, May 7, 2014, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

     The Board has selected the close of business on Friday, March 28, 2014 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 18,210,340 shares of common stock, par value $.01 per share. A list of shareholders entitled to vote at the 2014 annual meeting will be available for examination during the annual meeting by any shareholder who is present at the meeting.

     Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is timely returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

     Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. In plurality voting, the nominee who receives the most votes for his or her election is elected. Other proposals require the approval of a majority of the votes cast on each proposal.

     If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have no discretion to vote such shares on non-routine matters if the broker has not been furnished with voting instructions by the beneficial owners of such shares. The matters being submitted to shareholders in Proposals 1, 2 and 4 are non-routine matters on which brokers have no authority to vote without instructions from beneficial owners.

     Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given director nominee. With respect to other proposals, abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal and therefore, will have no effect. The proxies will be voted for or against the proposals or as an abstention in accordance with the instructions specified on the proxy form. If proxies are signed and returned, but no instructions are given, proxies will be voted for each of the proposals.

     In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to deliver a full set of proxy materials to you and make the proxy materials available on our website at www.ctg.com. You may vote by completing, signing, dating and returning your proxy card in the envelope provided as soon as possible before the meeting. Any shareholder attending the annual meeting may vote in person. If you have returned a proxy card, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in this proxy statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company’s Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The terms for three Class II directors will expire at the 2014 annual meeting. Directors elected to Class II at the 2014 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2017 and until their successors are elected and qualified.

     The BCL requires that all classes shall be as nearly equal in number as possible. The Board has decided to move Mr. Boldt from Class II into Class III. If elected, Mr. Boldt will hold office for a one-year term expiring at the annual meeting in 2015. The shares represented by properly executed and timely returned proxies will be voted, in the absence of contrary instructions, in favor of the election of the following director nominees:

  Class II Directors—Thomas E. Baker and William D. McGuire

  Class III Director—James R. Boldt

     All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be nominated by the Board.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2017

Thomas E. Baker

Mr. Baker, 70, has been a Director since 2004. He is currently a Director of First Niagara Financial Group, Inc., a multi-state community-oriented bank providing financial services to individuals, families and businesses. He is a retired President of The John R. Oishei Foundation, the largest private foundation in Western New York, where he served from 1998 through 2006. Prior to that, he was with Price Waterhouse for 33 years, including 20 years as a partner and several years as Managing Partner of the Buffalo office. Mr. Baker also served as the chairman of the Buffalo Fiscal Stability Authority from July 2003 through January 2005.

William D. McGuire

Mr. McGuire, 70, has been a Director since February 2008. He is currently a Director and Chairman of The Ziegler Companies, Inc., which provides investment banking and asset management services mainly to not-for-profit institutions such as healthcare providers, senior living facilities, schools and churches. Mr. McGuire also serves as a Director and Chairman of Hospital Billing and Collection Services, Inc. Mr. McGuire was the President and Chief Executive Officer of Kaleida Health from 2002 until the end of 2005. Prior to that, he served as the CEO of the Catholic Medical Centers of Brooklyn and Queens, Incarnate World Health Services (San Antonio, Texas), Mount Carmel Health (Columbus, Ohio), Mercy Health Care System (Scranton, Pennsylvania), Wills Eye Hospital (Philadelphia, Pennsylvania) and the Children’s Medical Center (Dayton, Ohio). Mr. McGuire’s healthcare career began in 1964 and he served in hospital administrative positions at the University of Wisconsin Hospitals before becoming the Corporate Chief Operating Officer of Mercy Catholic Medical Center (Philadelphia, Pennsylvania) in 1979. Mr. McGuire’s professional experience also includes healthcare industry consulting and adjunct faculty positions in graduate business and health services administration at several universities. Mr. McGuire is a Life Fellow in the American College of Healthcare Executives, a Fellow in the New York Academy of Medicine, and a Fellow in the Royal Society of Medicine; and he has served on the boards of numerous healthcare provider and payer organizations and professional associations.

NOMINEES FOR CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2015

James R. Boldt

Mr. Boldt, 62, has been the Chairman, President and Chief Executive Officer (“CEO”) of the Company since May of 2002. From July of 2001 to May of 2002, he was the President and Chief Executive Officer. From February of 2001 to June 2001, Mr. Boldt was the Executive Vice President and Chief Financial Officer. From 1996 until 2001, Mr. Boldt was Vice President and Chief Financial Officer of the Company. From 1976 until 1996, Mr. Boldt held various positions with Pratt & Lambert United Inc., most recently that of Vice President and Chief Financial Officer. Mr. Boldt is a member of the Board of Directors of Sovran Self Storage, Inc., a publicly traded real estate investment trust (REIT); and First Niagara Financial Group, Inc., a multi-state community-oriented bank providing financial services to individuals, families and businesses. Mr. Boldt is also a member of the Board of the Catholic Health System of Western New York, AAA Western and Central New York, and Dunn Tire LLC. Mr. Boldt has been a Director of CTG since 2001.

The Board of Directors Recommends that Shareholders Vote FOR the
Nominees for Class II and Class III Directors

CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2015

Daniel J. Sullivan

Mr. Sullivan, 67, has been a Director of CTG since 2002 and was most recently the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan is a member of the Board of Directors of Schneider National, Inc. (Green Bay, Wisconsin), Pike Electric, Inc. (Mount Airy, North Carolina, a New York Stock Exchange listed company); and The Medical University of South Carolina Foundation. In addition, Mr. Sullivan was previously a member of the Board of Directors of GDS Express (Akron, Ohio) from 2004 to 2009 and Gevity, Inc. (Bradenton, Florida) from 2008 to 2009. He was previously a federal commissioner on the Flight 93 National Memorial project in Somerset County, Pennsylvania.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2016

Randall L. Clark

Mr. Clark, 70, has been a Director of CTG since 2002 and has been the Chairman of the Board of Directors of Dunn Tire LLC since 1996. From 1992 to 1996, Mr. Clark was the Executive Vice President and Chief Operating Officer of Pratt & Lambert United Inc. From 1985 to 1991, Mr. Clark served as the Chairman and Chief Executive Officer of Dunlop Tire North America. Mr. Clark is a Director of Taylor Devices, The Lifetime HealthCare Companies (where he also serves as Chairman), and Merchants and Mutual Insurance Company. Mr. Clark is also a Director and Chairman of the Buffalo Niagara Enterprise, a founding Director and past President of the Western New York International Trade Council, past Chairman of the Buffalo Niagara Partnership, past Chairman of AAA Western and Central New York, a Director of Ten Eleven Group, Inc., a software company, and the Curtis Screw Company. Mr. Clark has spent a significant portion of his career in various marketing capacities with several companies.

David H. Klein

Mr. Klein, 65, has been a Director since September 2012. He is the President of Klein Solutions Group, LLC which provides advice on policy, strategy, operations and finance to health care delivery and payer organizations. Mr. Klein was most recently the Chief Executive Officer of The Lifetime Healthcare Companies, which included Excellus BlueCross BlueShield (BCBS), Univera Healthcare, Lifetime Health Medical Group, Lifetime Care (home care agency), EBS-RMSCO Benefit Solutions (benefits consulting firm and third party administration) and MedAmerica (long term care insurance company). Mr. Klein had been a senior executive with The Lifetime Healthcare Companies and its predecessor companies since 1986, and served as its CEO from 2003 until 2012. Mr. Klein is also a special advisor to the CEO of the University of Rochester Medical Center, a professor at its School of Medicine and Dentistry and an Executive Professor at its William E. Simon Graduate School of Business. Mr. Klein serves as vice-chair and director of the New York eHealth Collaborative and is a member of the Distinguished Executive Council for the private equity firm Cressey & Company. Mr. Klein also works with the private equity firm Francisco Partners as a director of Avalon (which manages laboratory benefits) and Landmark (which cares for high acuity chronically ill patients). Mr. Klein also serves as a director of Cogito, an early stage behavioral analytics company; iVantage, an early stage health care provider performance management information company; Cerebral Assessment Systems, a startup cognitive impairment diagnostics company; and PharmAdva, a startup manufacturer of automated home medication dispensers.

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES
BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 28, 2014, the following persons were beneficial owners of more than five percent of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The following table shows the nature and amount of their beneficial ownership.

		Amount and		Percent
Title of Class	Name and Address of Beneficial Owner	Nature of Ownership		of Class
Common Stock	South Dakota Trust Company LLC, Trustee	3,304,601	(1)	18.1%
	CTG Stock Employee Compensation Trust
	201 S. Phillips Avenue, Suite 2000
	Sioux Falls, South Dakota 57104

Common Stock	Pembroke Management Ltd.	1,713,500	(2)	9.4%
	102 Sherbrooke Street West, Suite 1700
	Montreal, Quebec H3A 354

Common Stock	RBC Global Asset Management (US), Inc.	1,207,089	(3)	6.6%
	100 South Fifth Street, Suite 2300
	Minneapolis, Minnesota 55402

Common Stock	BlackRock Fund Advisors	958,040	(4)	5.3%
	40 East 52nd Street
	New York, New York 10022
____________________

(1)

As set forth in a Schedule 13D/A filed on November 2, 2007, Mr. Beecher, as Trustee for the Computer Task Group, Incorporated Stock Employee Compensation Trust, has sole voting and shared dispositive power over said shares. Pursuant to a Trust Agreement, amended on January 1, 2014, the Trust will terminate on the earlier of (a) the date when the Trust no longer holds assets, (b) December 31, 2024, and (c) the date specified in a written notice of termination given by the Board of Directors to the Trustee.

(2)

Based solely on information contained in a Schedule 13G filed on January 10, 2014, indicating that Pembroke Management, Ltd. has sole power to vote 1,713,500 shares and sole dispositive power over 1,713,500 shares. Pembroke Management, Ltd. is an investment adviser registered under section 203 of the Investments Advisers Act of 1940.

(3)

Based solely on information contained in a Schedule 13G filed on February 10, 2014, indicating that RBC Global Asset Management (U.S.) Inc. has shared power to vote 739,748 shares and shared dispositive power over 1,207,089 shares. RBC Global Asset Management (U.S.) Inc. is an investment adviser registered under section 203 of the Investments Advisers Act of 1940.

(4)

Based solely on information contained in a Schedule 13G filed jointly on January 28, 2014, indicating that BlackRock, Inc. has sole power to vote 915,837 shares and sole dispositive power over 958,040 shares. BlackRock, Inc. is a parent holding company.

SECURITY OWNERSHIP BY MANAGEMENT

     The table below sets forth, as of March 28, 2014, the beneficial ownership of the Company’s common stock by (i) each director and nominee for director individually, (ii) each executive officer named in the summary compensation table individually, and (iii) all directors and executive officers of the Company as a group.

		Shares
Name of Individual	Shares	Beneficially	Total	Percent of
or Number in Group	Owned	Owned (1)	Ownership (2)	Class
James R. Boldt	487,662	714,472	1,202,134	6.6%
Thomas E. Baker	72,519	220,000	292,519	1.6%
Randall L. Clark	51,419	200,000	251,419	1.4%
David H. Klein	—	33,096	33,096	0.2%
William D. McGuire	26,519	125,300	151,819	0.8%
Daniel J. Sullivan	66,988	260,000	326,988	1.8%
Michael J. Colson	123,677	260,625	384,302	2.1%
Arthur W. Crumlish	98,971	154,250	253,221	1.4%
Filip J.L. Gydé	83,400	103,126	186,526	1.0%
Brendan M. Harrington	80,926	194,375	275,301	1.5%

All directors and executive officers
as a group (13 persons)	1,184,961	2,401,344	3,586,305	19.7%
____________________

(1)	Amounts represent number of shares available to purchase through the exercise of options that were exercisable on or within 60 days after March 28, 2014.

(2)

The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is divided into three classes serving staggered three-year terms. The Board has six directors and the following three committees: (i) Audit, (ii) Compensation, and (iii) Nominating and Corporate Governance. During 2013, the Board held a total of seven meetings. Each director attended at least 75% of the total number of Board meetings and the total number of meetings for the Board committees on which such director served.

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

     The Board of Directors affirmatively determined in February 2014 that each of the Company’s five non-management directors, which include Thomas E. Baker, Randall L. Clark, David H. Klein, William D. McGuire and Daniel J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market (“NASDAQ”). As a result of these five directors being independent, a majority of our Company’s six-person Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the directors classified as independent other than service on our Company’s Board of Directors.

     The foregoing independence determination also included the conclusions of the Board of Directors that:

  each member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

  each of the members of the Audit Committee also meets the additional independence requirements under Rule 10A-3(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

     Mr. Sullivan currently serves as the lead independent director for purposes of scheduling and setting the agenda for the executive sessions of the independent directors. Such executive sessions are expected to occur at regularly scheduled times during the fiscal year ending December 31, 2014, typically in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

     The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website as described below under “Corporate Governance and Website Information.”

AUDIT COMMITTEE

     The Audit Committee is composed of five directors: Thomas E. Baker, Chairman, Randall L. Clark, David H. Klein, William D. McGuire and Daniel J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Audit Committee met five times during 2013.

     The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) the preparation of the Audit Committee report that SEC rules require to be included in the annual proxy statement. The Audit Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, on its discussions with the independent registered public accounting firm and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s financial statements.

     The Board of Directors has determined that the members of the Audit Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Thomas E. Baker is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Under the rules of the SEC, the determination that a person is an audit committee financial expert does not impose on such person any duties, obligations or liability any greater than the duties, obligations and liability imposed on any other member of the Audit Committee or the Board of Directors. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the Company’s independent auditors the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence from management of the Company, including the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by the Audit Committee

Thomas E. Baker, Chairman
Randall L. Clark
David H. Klein
William D. McGuire
Daniel J. Sullivan

EXECUTIVE COMMITTEE

     The Board dissolved the Executive Committee in 2013. The Executive Committee was previously empowered to act for the Board of Directors in intervals between Board meetings with the exception of certain matters that by law or under NASDAQ rules could not be delegated. Since the Executive Committee had not met in several years and had no foreseeable need to meet in the future, the Board determined the Committee was unnecessary.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE AND DIRECTOR NOMINATION PROCESS

     The Nominating and Corporate Governance Committee is composed of David H. Klein, Chairman, Thomas E. Baker, Randall L. Clark, William D. McGuire and Daniel J. Sullivan. This Committee held two meetings during 2013.

     This Nominating and Corporate Governance Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The primary purposes of the Committee are to (a) identify and select the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

     The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders

     The Nominating and Corporate Governance Committee will consider nominations timely made by shareholders pursuant to the requirements of our By-laws, which are further discussed under “Shareholder Proposals.” The Nominating and Corporate Governance Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Nominating and Corporate Governance Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Shareholders to Nominate Directors

     Any shareholder who intends to present a director nomination proposal for consideration at the 2015 annual meeting may use the procedures set forth in the Company’s By-laws, although the Company would not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders in connection with the next annual meeting of shareholders. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the originally scheduled date of the annual meeting of shareholders.

     The shareholder’s notice referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Board Composition and Diversity

     The Nominating and Corporate Governance Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. The Nominating and Corporate Governance Committee strives to compose the Board of Directors with individuals possessing a variety of complementary skills.

     With respect to the nominees for election at this meeting and with respect to the other members of the Board, the Nominating and Corporate Governance Committee and the Board of Directors as a whole focused primarily on the experience, qualifications, attributes and skills discussed in each of the Director’s biographies set forth above. In each case, the Nominating and Corporate Governance Committee and the Board of Directors considered important the achievements of the individual in the successful career described. With regard to Mr. Boldt, the Nominating and Corporate Governance Committee and the Board believe that it is important that they have immediate access to his direct involvement in the management of the Company. With regard to Mr. Baker, the Nominating and Corporate Governance Committee and the Board particularly noted his significant financial and audit related experience. With regard to Mr. McGuire, the Nominating and Corporate Governance Committee and the Board particularly noted his knowledge of and experience with the healthcare industry. With regard to Mr. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted the broad perspective resulting from his diverse experience in managing and serving as an officer for a large, public company. With regard to Mr. Clark, the Nominating and Corporate Governance Committee and the Board particularly noted his experience in marketing, his experience in operating large companies, and his experience in management oversight through the large and diverse group of companies on whose Boards of directors he serves. With regard to Mr. Klein, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience managing health plan entities and his knowledge of the healthcare industry – which is an important market for the Company’s services.

     Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees. Since neither the Board nor the Nominating and Corporate Governance Committee has received any shareholder nominations in the past, the Nominating and Corporate Governance Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees

     The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Corporate Governance Committee. The Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Past Nominations from More Than 5% Shareholders

     Under the SEC rules (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock received by the Company by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

     Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, auditing matters or any other matters relating to the Company and wishes to communicate with the Board of Directors on such matters may contact the Audit Committee directly. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the presiding lead independent director of our Board of Directors by writing to Daniel J. Sullivan, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

       Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 800-854-5313 and identifying yourself as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address.

       Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or eliminate any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

       The Company encourages its directors to attend its annual meetings but has not adopted a formal policy requiring this attendance. All of our directors attended our annual meeting on May 8, 2013.

CORPORATE GOVERNANCE AND WEBSITE INFORMATION

       The Company follows certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

  affirmative determination by the Board of Directors that a majority of the directors is independent;

  regularly scheduled executive sessions of independent directors;

  Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

  internal audit function;

  corporate governance principles of our Board of Directors;

  specific authorities and procedures outlined in the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; and

  a code of business conduct and ethics applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics (the “Code of Ethics”) specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

       The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, the corporate governance principles of the Board of Directors, and the Code of Ethics are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these documents without charge and in print to any shareholder who requests them. The Company intends to disclose any amendments to or waivers of the Code of Ethics on its website.

BOARD LEADERSHIP AND ROLE IN RISK OVERSIGHT

       Mr. Boldt serves as both the Chairman and the CEO of the Company. The Board of Directors believes this structure is in the best interests of the Company and its shareholders since Mr. Boldt is most familiar with the operational and industry challenges facing the Company. As such, Mr. Boldt is best positioned to develop agendas for Board meetings that ensure the Board’s time is most appropriately focused on issues of highest priority.

       Each of the directors other than Mr. Boldt is an independent director. Mr. Sullivan presently serves as the lead independent director. In this capacity, Mr. Sullivan acts as a liaison between the independent directors and the Chairman to facilitate feedback and provide input concerning agenda items. The Board believes this approach appropriately and effectively complements the combined CEO/Chairman structure by enhancing the flow of information.

       The Board views enterprise risk management (“ERM”) as an integral part of the Company’s strategic planning process and, as such, has charged the Audit Committee with the responsibility of overseeing the ERM process. To facilitate coordination of ERM at the operational level, the Audit Committee appointed Brendan M. Harrington as the Company’s Chief Risk Officer (“CRO”). In this capacity, Mr. Harrington works with the CEO and executive officers of the Company to provide periodic ERM reports to the Audit Committee; and strives to generate careful and thoughtful attention on the Company’s ERM process, the nature of material risks to the Company and the adequacy of the Company’s policies and procedures designed to mitigate these risks. Among the matters that are considered in the Company’s ERM process is the extent to which the Company’s policies and practices for incentivizing and compensating employees, including non-executive officers, may create risks that are reasonably likely to have a material adverse effect on the Company. In this manner, the Board believes it appropriately encourages management to promote a corporate culture that appreciates risk management and incorporates it into the overall strategic planning process of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During the last completed fiscal year, the Compensation Committee was comprised entirely of independent directors. The Compensation Committee of the Board of Directors is composed of William D. McGuire, Chairman, Thomas E. Baker, Randall L. Clark, David H. Klein and Daniel J. Sullivan. In 2013, Mr. Boldt, the Company’s Chairman of the Board and CEO, served as a director on the Board of Dunn Tire LLC, a privately owned business. Mr. Clark, a member of the Compensation Committee, served as the Chairman of the Board of Directors of Dunn Tire LLC in 2013. The Company conducted no business with Dunn Tire LLC in 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Sharon Reynolds, the wife of one of the Company’s executive officers, Ted Reynolds, has been employed by the Company since 2009. In 2013, Mrs. Reynolds served as the Company’s Senior Solutions Director and received a salary of $225,631 and an incentive of $24,981. A total of 850 shares of restricted stock were granted to Mrs. Reynolds in 2013. No stock options were granted to Mrs. Reynolds in 2013. At no time during 2013 did Mrs. Reynolds report directly to Ted Reynolds; and the Company’s written anti-nepotism policy would prohibit such a direct reporting structure in the future. It is the Company’s belief that the current reporting structure does not present a conflict of interest; and, as such, the Company has no additional policies or procedures implemented to further review, approve or ratify the aforementioned transaction. Had the reporting structure resulted in a potential conflict of interest, the Company’s Code of Conduct would require further review of the activity by the Board.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE COMPOSITION AND PRIMARY PURPOSES

       The Compensation Committee of the Board of Directors is composed of William D. McGuire, Chairman, Thomas E. Baker, Randall L. Clark, David H. Klein and Daniel J. Sullivan. The Compensation Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. During 2013, the Compensation Committee held a total of two meetings. The Board of Directors has determined that the members of the Compensation Committee are independent as described above under “Director Independence and Executive Sessions.” The Compensation Committee has a charter that is available on our Company’s website as described above under “Corporate Governance and Website Information.” The Compensation Committee reviews the charter annually and updates the charter as necessary.

       The primary purposes of the Compensation Committee are to:

(1)	review and approve corporate goals and objectives relevant to the Company’s compensation philosophy,

(2)	evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives,

(3)	review and approve executive officer compensation, incentive compensation plans and equity-based plans; and

(4)	produce an annual report on executive compensation, and approve the Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement.

EFFECT OF SAY-ON-PAY VOTE

       At the May 2013 annual meeting, shareholders were asked to approve the Company’s fiscal 2012 executive compensation programs. Of those who voted, over 93% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2013 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results. The Committee believes that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at-risk - in the form of long-term performance based equity awards and annual incentive opportunity. In 2012 over 75% of the total compensation for the CEO was in the form of at-risk performance-based compensation – consisting of long-term equity awards and performance based incentives. The Committee continued this practice of heavily weighting at-risk performance-based incentives in 2013.

COMPENSATION PHILOSOPHY AND EXECUTIVE COMPENSATION OBJECTIVES

       Given the exceptionally competitive nature of the IT Industry, the Company’s Compensation Committee and management believe it is strategically critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the Company seeks to accomplish the following high-level objectives:

  Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine compensation surveying, the process for which is described further below.

  Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

  Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

HOW EXECUTIVE COMPENSATION IS DETERMINED

       In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a uniform approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the executive officers. Once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

       In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely surveys total compensation packages for all executive officers. In 2013, as has been the practice for several years, the Compensation Committee retained the services of Pay Governance LLC, a highly-regarded independent compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Pay Governance reports to, and acts solely at the direction of, the Compensation Committee. Pay Governance does not provide any other services to the Company or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. Pay Governance has provided the Committee with appropriate assurances and confirmation of its independent status. Furthermore, the Committee has considered the factors set forth in 17 C.F.R. §240.10C-1(b)(4)(i)-(vi) and believes that Pay Governance has been independent throughout its services to the Committee. Prior to conducting the study, Pay Governance was provided with job descriptions for each of the executive officers and was specifically instructed to provide the Compensation Committee with a Competitive Market Analysis – a written report for each executive officer reflecting the competitive range of total compensation for comparable positions.

       Surveying Methodology Used. Pay Governance used its proprietary executive compensation database to create the report. This database contains compensation data from approximately 1,120 companies. From this data, Pay Governance performed regression analyses designed to identify a competitive range for jobs in similar sized companies with similar responsibilities. The competitive range identified in the Pay Governance report approximates the statistical mean within one standard deviation. As such, the competitive range tends to fall within approximately fifteen percentage points on either side of the mean. The deviation in this range is usually explained by differences in experience, length of service and/or differences in responsibilities.1

     For 2013, the Pay Governance report contained the following observations:

  Except for Mr. Gydé, total compensation for all named executive officers was within the competitive range.

  Total compensation for Mr. Gydé was higher than the competitive range. The fact that the Company grants equity shares to Mr. Gydé commensurate with his U.S. counterparts, rather than at competitive levels for Europeans, is the primary reason that Mr. Gydé’s compensation is higher than the competitive range for similar jobs in the Western European market.

       Upon completion of the report, the Compensation Committee met personally with a representative of Pay Governance to review the document. The Compensation Committee used the Pay Governance study, in conjunction with the Company’s overall long-term financial and operating objectives for 2013, to set total compensation for the CEO. Prior to approving Mr. Boldt’s total compensation package for 2013, the Compensation Committee also reviewed the details of each aspect of Mr. Boldt’s compensation. Mr. Boldt has no direct role in establishing the terms of his own compensation. The details of Mr. Boldt’s total compensation for 2013 are discussed in more detail below.

       The CEO used the Pay Governance Competitive Market Analysis, in conjunction with the Company’s overall long-term financial and operating objectives for 2013, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The executive officers have no direct role in establishing the terms of their compensation. The details of each named executive officer’s total compensation for 2013 are discussed below in more detail.

COMPONENTS OF EXECUTIVE COMPENSATION

       The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this proxy statement, can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives and (iii) Equity-Based Incentives.

Baseline Compensation

       Baseline Compensation includes annual base salary, standard employee benefits available to all employees generally and participation in certain executive level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the foundation of executive compensation. As such, the Company considers maintaining competitive levels of baseline compensation essential to attracting and retaining talented personnel.

____________________

1       The Compensation Committee did not consider compensation practices of any peer group in setting pay for 2013.

Annual Base Salary

       In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Pay Governance, the executive’s individual performance as well as length of service and internal equity considerations. Of these factors, the Pay Governance report is generally given the most weight. In addition, if circumstances warrant, such as a change in role or responsibility, the Compensation Committee may grant discretionary bonuses from time to time to executive officers. The Compensation Committee granted no discretionary bonuses in 2013.

Standard Employee Benefits

       Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans and Flexible Spending Account Plan.

Executive Level Benefits

       In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in or receive the benefit of the following Company sponsored Executive Level Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment and Travel Accident Plan, Income Tax Preparation and Advice program, Executive Medical and Dental Plan program, and the Company’s change in control agreements.2 A synopsis of these executive level benefits is provided below:

  Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with approximately seventy percent (70%) salary replacement up to $25,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

  Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual base salary.

  Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual base salary.

  Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,0003, on tax preparation, planning or advice.

  Executive Medical and Dental Plan Program. The Company will reimburse executives for out-of-pocket expenses, up to $10,000, on qualifying medical or dental expenditures.

  Change in Control Agreements. Pursuant to the terms of these agreements, executives are generally entitled to the following benefits in the event of a Change in Control (as defined in the agreements): (a) immediate vesting of all stock-related awards granted under the 2010 Equity Award Plan, the 2000 Equity Award Plan, the 1991 Stock Option Plan or the 1991 Restricted Stock Plan; (b) immediate vesting and cash payout of any deferred compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan; and (c) to the extent that the executive’s stock option rights are impeded or adversely affected by the resulting Change in Control (i.e., no comparable conversion options offered), an executive is entitled to an immediate lump sum payout of the built in gain on all unexercised stock options, calculated as of the date of the Change in Control. Further, additional severance benefits apply in the event the executive’s employment is terminated for Good Reason by the executive or without Cause by the Company within
____________________

2	Since Belgian law designates the calculation of separation benefits, Mr. Gydé does not have a change in control agreement.

3	European executives receive up to 2,000 Euros.

six (6) months before or twenty-four (24) months after the date of Change in Control.4 These additional severance benefits include: a lump sum payment of two times5 the executive’s annual rate of salary, a lump sum payment of two times the executive’s average annual Incentive (calculated from the preceding three years), a lump sum payout (in lieu of continued healthcare coverage) equal to twenty-five percent (25%) of current salary and highest annual Incentive (from the preceding three years), indemnification coverage for a period of sixty (60) months, a cash-out of equity-based compensation; and payout of any and all deferred compensation accruing up to the date of termination. For more information on Potential Change in Control related payments, see “Potential Payments upon Termination or Change in Control.”

PERFORMANCE-BASED INCENTIVES

       Performance-based incentives include an annual cash incentive (“Incentive”) and participation in the Company’s Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). Compensation payments provided under these programs are conditional upon the accomplishment of specific performance-based goals. The Company chooses to pay this component of compensation because it believes such compensation programs are critical to motivating executive officers in a manner that directly impacts shareholder value.

Annual Cash Incentive Compensation

       Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and surveyed in conjunction with the Pay Governance study discussed earlier. In 2013, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between: (i) consolidated revenue and operating income for the entire Company and (ii) business unit revenue and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenue and operating income for the entire Company. In 2013, the planned consolidated revenue and consolidated operating income targets for all executive officer incentive plans were $444,293,000 and $28,227,000, respectively.

       The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award for that objective. Then, for each additional percentage point (1%) achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

       The designated plan award is generally calculated as a percentage of annual base salary. In 2013, the designated plan awards were: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Mr. Harrington, CFO, seventy-five percent (75%) of base salary actually paid, ( iii) for Mr. Gydé, SVP, forty-five percent (45%) of base salary actually paid, (iv) for Mr. Colson, SVP, seventy-five percent (75%) of base salary actually paid, and (v) for Mr. Crumlish, fifty percent (50%) of base salary actually paid.

____________________

4	In Mr. Boldt’s case, these severance benefits may also be triggered by his termination for any reason within six (6) months following the Change in Control.

5	In Mr. Boldt’s case, 2.99 times current salary, and 2.99 times the highest annual Incentive (calculated from the preceding three years), is provided.

       The Compensation Committee believes that each executive officer’s Incentive plan targets for 2013 involve a reasonably challenging degree of difficulty that considers current economic challenges and reflects the Board’s desire to maintain flexibility in enhancing the executive officer’s focus, motivation and enthusiasm. The Compensation Committee does exercise discretion to award Incentive compensation absent achievement of the specified thresholds or to reduce or increase the size of any award or payout. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

Deferred Compensation

       This component of executive compensation consists of employee and Company contributions under the Deferred Compensation Plan for those executives chosen to participate in the plan. Executives chosen to participate in the plan are eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the plan in an amount equal to a specified percentage of the sum of the executive’s 2013 Base Salary and Incentive compensation. Payment of the Company’s contribution is contingent on the accomplishment of certain performance targets6 recommended by the CEO and approved by the Compensation Committee. Actual amounts paid under the Company contributions, and the formula for calculating actual payments, are regularly reviewed and approved by the Compensation Committee. The contribution can be made in cash or the Company’s common stock, as determined by the Compensation Committee. In 2013, for those executives chosen to participate in the plan, the Company’s contribution percentage was five percent (5.0%) of the annual amounts received from both Base Salary and annual Incentive amounts. The Company’s Omnibus Code Section 409A Compliance Policy became effective as of January 1, 2009. This policy is designed to ensure compliance with Internal Revenue Code Section 409A and applicable Treasury Regulations for arrangements that are or may constitute nonqualified deferred compensation plans.

EQUITY-BASED INCENTIVES

       This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2010 Equity Award Plan and the 1991 Restricted Stock Plan.7 In making such grants, the Compensation Committee considers an executive’s past contributions and expected future contributions towards Company performance. Grants are made to key employees of the Company who, in the opinion of the Compensation Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company and to further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

       Except in circumstances of new or recently promoted executive officers, the Compensation Committee grants equity compensation on a set date each year. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of compensation. Equity awards may also be granted at other meetings of the Compensation Committee to individuals who become executive officers, are given increased responsibilities during the year or in recognition of special accomplishments.

____________________

6	In 2013, the performance targets for the Deferred Compensation Plan were based upon the Company’s attainment of certain operating income targets. Specifically, awards were based upon attainment of actual consolidated operating income compared to a target of $28,227,000. A five percent contribution would be earned for 90 percent attainment, a 7.5 percent contribution for attainment between 90 and 110 percent, and a 10 percent contribution for attainment in excess of 110 percent.

7	The 2010 Equity Award Plan was adopted by the Shareholders in 2010. As of the date of this filing, grants made prior to the adoption of the 2010 Equity Award Plan are still outstanding and, as such, are governed by the terms of predecessor Award Plans.

Restricted Stock Grants During 2013

       The Compensation Committee granted restricted stock awards, under the Company’s 1991 Restricted Stock Plan, to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2013 to executive officers, shares vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. Similar to awards of stock options, restricted stock awards directly align compensation with increases in shareholder value; and in addition provide benefits of share ownership (such as voting rights) immediately upon grant.

Stock Options Granted During 2013

       The Compensation Committee granted stock options under the Company’s 2010 Equity Award Plan to various executive officers as identified in the tables below. In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to the value of the Company’s common stock, as reported on NASDAQ, at closing on the date of grant. The Compensation Committee determines the dates and terms upon which options may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. For awards granted to executive officers in 2013, options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant.8 All stock options have a term of ten years from the date of grant. In determining whether to grant an individual stock options, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. Any value that might be received from a stock option grant depends upon increases in the price of the Company’s common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value.

____________________

8	In 2013, however, Mr. Gydé received a grant of 4,500 stock options which will vest, in their entirety, in 2017. This method of vesting was provided as a means of accommodating certain tax laws in Belgium, which require recognition of tax consequences on the date of grant.

2013 SUMMARY COMPENSATION TABLE

					Non-Equity
Name and			Stock	Option	Incentive Plan		All Other
Principal Position	Year	Salary	Awards	Awards	Compensation		Compensation		Total
(a)	(b)	(c) ($)	(e) ($) (1)	(f) ($) (2)	(g) ($)		(i) ($) (5)		(j) ($)
James R. Boldt	2013	$630,000	$545,952	$332,746	$461,165	(3)	$101,336	(6)	$2,125,757
Chairman, President					$54,558	(4)
and Chief Executive	2012	$505,000	$579,040	$301,170	$670,100	(3)	$92,772	(6)	$2,236,215
Officer					$88,133	(4)
	2011	$478,781	$456,000	$233,685	$888,288	(3)	$58,480	(6)	$2,251,941
					$136,707	(4)

Brendan M. Harrington	2013	$305,000	$113,740	$83,187	$167,448	(3)	$36,691	(7)	$729,688
Senior Vice President,					$23,622	(4)
Chief Financial Officer	2012	$276,000	$105,280	$75,293	$274,675	(3)	$30,454	(7)	$803,003
					$41,301	(4)
	2011	$262,016	$91,200	$73,027	$364,591	(3)	$34,331	(7)	$887,826
					$62,661	(4)

Filip J. L. Gydé	2013	$305,205	$66,176	$81,901	$143,177	(3)	$145,674	(8)	$742,133
Senior Vice President					$—	(4)
and General Manager,	2012	$288,742	$60,160	$68,971	$199,684	(3)	$153,944	(8)	$771,501
CTG Europe					$—	(4)
	2011	$302,906	$60,800	$60,548	$115,205	(3)	$127,050	(8)	$666,509
					$—	(4)

Michael J. Colson	2013	$303,000	$113,740	$83,187	$66,074	(3)	$48,919	(9)	$633,374
Senior Vice President,					$18,454	(4)
Solutions	2012	$294,000	$105,280	$75,293	$246,324	(3)	$42,875	(9)	$804,296
					$40,524	(4)
	2011	$280,548	$91,200	$73,027	$382,592	(3)	$33,344	(9)	$927,025
					$66,314	(4)

Arthur W. Crumlish	2013	$269,000	$66,176	$74,868	$121,038	(3)	$59,172	(10)	$609,756
Senior Vice President					$19,502	(4)
and General Manager,	2012	$261,000	$60,160	$67,763	$144,527	(3)	$50,135	(10)	$614,000
Strategic Staffing					$30,415	(4)
Solutions	2011	$247,764	$60,800	$58,421	$180,496	(3)	$43,382	(10)	$633,689
					$42,826	(4)
____________________

(1)	The amounts in column (e) reflect the aggregate grant date fair value for the awards granted in the fiscal years ended December 31, 2013, 2012 and 2011 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about February 26, 2014.

(2)	The amounts in column (f) reflect the aggregate grant date fair value for the options granted in the fiscal years ended December 31, 2013, 2012 and 2011 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about February 26, 2014.

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan (“Incentive”).

(4)	Represents amounts contributed by the Company under the Computer Task Group, Incorporated Nonqualified Deferred Compensation Plan.

(5)

Life Insurance. During 2013, the Company provided life insurance benefits for Messrs. Boldt, Harrington, Colson and Crumlish. The premiums paid by the Company for these benefits totaled $65,712, $10,400, $13,555 and $34,856, respectively. In 2012, the premiums for these life insurance benefits for Messrs. Boldt, Harrington, Colson and Crumlish totaled $68,843, $9,351, $14,072 and $33,000, respectively. In 2011, the premiums for these life insurance benefits for Messrs. Boldt, Harrington, and Colson and Crumlish totaled $32,578, $8,119, $5,806, and $26,135 respectively.

401(k) Contributions. The Company may match up to 3% of the contributions made by Messrs. Boldt, Harrington, Colson and Crumlish to the Computer Task Group, Incorporated 401(k) Retirement Plan. Contributions made by the Company during 2013 for Messrs. Boldt, Harrington, Colson and Crumlish totaled $7,650 for each. Contributions made by the Company during 2012 for Messrs. Boldt, Harrington, Colson and Crumlish totaled $7,500 for each. Contributions made by the Company during 2011 for Messrs. Boldt, Harrington, Colson and Crumlish totaled $7,350 for each.

(6)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2013, Mr. Boldt received a total value of $27,974 from the following Executive Level Benefits (which are further described beginning on page 14): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Executive Medical and Dental Plan Program and Mr. Boldt’s annual dues at a luncheon club. Mr. Boldt received a total value of $16,429 and $18,552 from these Executive Level Benefits during 2012 and 2011, respectively.

(7)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2013, Mr. Harrington received a total value of $18,641 from the following Executive Level Benefits (which are further described beginning on page 14): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Executive Medical and Dental Plan Program and Mr. Harrington’s annual dues at a luncheon club. Mr. Harrington received a total value of $13,603 and $18,862 from these Executive Level Benefits during 2012 and 2011, respectively.

(8)	In accordance with Belgian law the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. Together, these legal obligations totaled $81,937 in 2013, $92,997 in 2012 and $65,176 in 2011. The Company also makes contributions towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $39,457 in 2013, $37,527 in 2012 and $38,287 in 2011. The Company also leases an automobile for Mr. Gydé’s use, as is done for all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $21,624 in 2013, $21,526 in 2012 and $23,310 in 2011. Mr. Gydé also received $2,656, $1,894 and $277 for Income Tax Preparation in 2013, 2012 and 2011, respectively.

(9)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2013, Mr. Colson received a total value of $27,714 from the following Executive Level Benefits (which are further described beginning on page 14): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Income Tax Preparation and Advice Program, Executive Medical and Dental Plan Program and Mr. Colson’s annual dues at a luncheon club. Mr. Colson received a total value of $21,303 and $20,188 from these Executive Level Benefits during 2012 and 2011, respectively.

(10)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), during 2013, Mr. Crumlish received a total value of $16,666 from the following Executive Level Benefits (which are further described beginning on page 14): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Income Tax Preparation and Advice Program, and Executive Medical and Dental Plan Program. Mr. Crumlish received a total value of $9,635 and $9,897 from these Executive Level Benefits during 2012 and 2011, respectively.

SPECIFIC EXECUTIVE OFFICER COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

James R. Boldt, CEO

       In 2013, Mr. Boldt’s compensation included annual base salary payments totaling $630,000, an Incentive of $461,165, a grant of 40,000 stock options at $20.68 per share and a grant of 26,400 restricted shares. In setting baseline compensation and the performance standards for Mr. Boldt’s compensation, the Compensation Committee considered the following factors: the Pay Governance report, his past performance and internal pay equity among the management team. The total amount of compensation that Mr. Boldt received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $54,558 (or 5.0% of Mr. Boldt’s cash compensation) towards the Deferred Compensation Plan on Mr. Boldt’s behalf. Mr. Boldt did not elect to contribute any of his cash compensation towards the plan in 2013.

       Mr. Boldt is currently the only executive officer with a written Employment Agreement (“Agreement”) addressing compensation terms. Pursuant to the terms of that Agreement:

  compensation will be reviewed and adjusted annually by the Compensation Committee as appropriate;

  either party may terminate the employment relationship upon sixty (60) days prior written notice to the other;

  competitive activities, and other activities adverse to the Company’s interests, are prohibited during the term of the employment relationship and for a one (1) year period after any termination thereof.

       The Agreement also provides severance compensation in the event of termination. In the event of termination by Mr. Boldt for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or if he dies or becomes disabled, Mr. Boldt will receive a lump sum cash payment equal to the average annual total cash compensation paid to him in the three (3) years leading up to the actual date of termination. Mr. Boldt will also continue to receive medical and dental benefits for a period of twelve (12) months. In the event Mr. Boldt remains unemployed following the six (6) month anniversary of the date of termination, he will receive a second lump sum cash payment equal to fifty percent (50%) of the initial lump sum payment received.

Brendan M. Harrington, CFO

       In 2013, Mr. Harrington’s total compensation included annual base salary payments of $305,000, an Incentive of $167,448, a grant of 10,000 stock options at $20.68 per share, and a grant of 5,500 restricted shares. In setting baseline compensation and the performance standards for Mr. Harrington’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Harrington received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $23,622 (or 5.0% of Mr. Harrington’s cash compensation) towards the Deferred Compensation Plan on Mr. Harrington’s behalf. Mr. Harrington did not elect to contribute any of his cash compensation towards the Plan in 2013.

Filip J.L. Gydé, SVP

       In 2013, Mr. Gydé’s compensation included annual base salary payments of $305,2059, an Incentive of $143,177, a grant of 9,000 stock options at $20.68 per share and a grant of 3,200 restricted shares. In setting baseline compensation and the performance standards for Mr. Gydé, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Gydé received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. Mr. Gydé is not a participant in the Company’s Deferred Compensation Plan. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits which are generally afforded to all Belgian employees. These statutory benefits totaled $81,937 in 2013.

____________________

9	In accordance with Belgian law, the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s pay. These amounts are not reflected in Mr. Gydé’s salary.

Michael J. Colson, SVP

       In 2013, Mr. Colson’s compensation included an annual base salary of $303,000, an Incentive of $66,074, a grant of 10,000 stock options at $20.68 per share and a grant of 5,500 restricted shares. In setting baseline compensation and the performance standards for Mr. Colson’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Colson received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $18,454 (or 5.0% of Mr. Colson’s cash compensation) towards the Deferred Compensation Plan on Mr. Colson’s behalf. Mr. Colson did not elect to contribute any of his cash compensation towards the Plan in 2013.

Arthur W. Crumlish, SVP

       In 2013, Mr. Crumlish’s compensation included annual base salary payments of $269,000, an Incentive of $121,038, a grant of 9,000 stock options at $20.68 per share and a grant of 3,200 restricted shares. In setting baseline compensation and the performance standards for Mr. Crumlish’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Crumlish received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. The Company contributed $19,502 (or 5.0% of Mr. Crumlish’s cash compensation) towards the Deferred Compensation Plan on Mr. Crumlish’s behalf. Mr. Crumlish did not elect to contribute any of his cash compensation towards the Plan in 2013.

2013 GRANTS OF PLAN BASED AWARDS

									All Other
								All Other	Option
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock	Awards:		Grant Date
		Non-Equity Incentive Plan			Equity Incentive Plan			Awards:	Number of	Exercise or	Fair Value
		Awards (1)			Awards			Number of	Securities	Base Price	of Stock
	Grant							Shares of	Underlying	of Option	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Awards
(a)	(b)	(c) ($)	(d) ($)	(e) ($)	(f) #	(g) #	(h) #	(i) #	(j) #	(k) ($/sh)	(l) ($)
James R. Boldt	2/12/2013	$315,000	$630,000	$1,260,000	—	—	—	26,400	40,000	$20.68	$878,698
Brendan M. Harrington	2/12/2013	$114,375	$228,750	$457,500	—	—	—	5,500	10,000	$20.68	$196,927
Filip J. L. Gydé	2/12/2013	$68,671	$137,342	$274,684	—	—	—	3,200	9,000	$20.68	$148,077
Michael J. Colson	2/12/2013	$113,625	$227,250	$454,500	—	—	—	5,500	10,000	$20.68	$196,927
Arthur W. Crumlish	2/12/2013	$67,250	$134,500	$269,000	—	—	—	3,200	9,000	$20.68	$141,044
____________________

(1)	The amounts shown in column (c) reflect Incentives that would be paid for achieving 80% of the stipulated plan target. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of the stipulated plan target. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Compensation,” found earlier in this Proxy Statement under the heading “Performance-Based Incentives.”

GRANTS OF PLAN-BASED AWARDS

     Each of the Non-Equity Incentive Plan Awards represented in the table above were Incentive awards granted to the named executive officers during 2013. Such Incentive awards are described earlier in this Proxy Statement under the heading “Performance-Based Incentives.” The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award10 for that objective. Then, for each additional percentage point achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

     Each of the equity awards represented in the table above was granted pursuant to the 2010 Equity Award Plan or the 1991 Restricted Stock Plan. Stock options represented in the table were granted by the Board on February 12, 2013; and the exercise price of all such options was set at $20.68 —the closing price of the Company’s common stock on the date of grant. Restricted stock awards represented in the table were also granted by the Board of Directors on February 12, 2013. Recipients of both stock option and restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for both stock option awards and restricted stock awards are based solely on continued employment. There are no performance-based vesting requirements. Under the terms of all awards delineated in this table, restricted shares or stock options generally vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant.11

____________________

10	The designated plan award is generally calculated as a percentage of annual base salary. In 2013, the designated plan awards were: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Mr. Harrington, CFO, seventy-five percent (75%) of base salary actually paid, (iii) for Mr. Gydé, SVP, forty-five percent (45%) of base salary actually paid, (iv) for Mr. Colson, SVP, seventy-five percent (75%) of base salary actually paid, and (iv) for Mr. Crumlish, VP, fifty (50%) of base salary actually paid.

11	4,500 of the stock options granted to Mr. Gydé will vest in their entirety in 2017 to accommodate certain tax laws in Belgium, which require recognition of tax consequences on the date of grant. The aggregate grant date fair value for the awards granted described above was computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about February 26, 2014.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Awards:			Number of	Market	Number of	Payout Value
	Number of	Number of		Number of			Shares or	Value	Unearned	of Unearned
	Securities	Securities		Securities			Units of	of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Stock	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable (#)	Unexercisable (#)		Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested (#)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. Boldt	6,820	—		—	$26.06	2/5/2014	—	—	—	—
	7,598	—		—	$16.19	2/4/2015	—	—	—	—
	92,102	—		—	$6.00	6/22/2015	—	—	—	—
	63,750	—		—	$5.94	3/1/2016	—	—	—	—
	200,000	—		—	$3.08	7/16/2016	—	—	—	—
	37,500	—		—	$3.18	2/6/2018	—	—	—	—
	10,000	—		—	$4.90	3/3/2014	—	—	—	—
	13,522	—		—	$4.90	3/3/2019	—	—	—	—
	40,000	—		—	$4.11	2/2/2015	—	—	—	—
	40,000	—		—	$4.65	6/21/2016	—	—	—	—
	40,000	—		—	$4.52	5/9/2017	—	—	—	—
	40,000	—		—	$4.79	5/13/2018	—	—	—	—
	40,000	—		—	$4.90	5/12/2019	—	—	—	—
	30,000	10,000	(ba)	—	$7.18	2/16/2020	—	—	—	—
	20,000	20,000	(bb)	—	$12.16	2/15/2021	—	—	—	—
	10,000	30,000	(bc)	—	$15.04	2/14/2022	—	—	—	—
	—	40,000	(bd)	—	$20.68	2/12/2023	—	—	—	—
	—	—		—	—	—	86,025	$1,619,851	—	—

Brendan M. Harrington	10,000	—		—	$4.11	2/2/2015	—	—	—	—
	10,000	—		—	$3.48	11/16/2015	—	—	—	—
	7,500	—		—	$4.65	6/21/2016	—	—	—	—
	75,000	—		—	$4.11	11/14/2016	—	—	—	—
	15,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	15,000	5,000	(ha)	—	$7.18	2/16/2020	—	—	—	—
	6,250	6,250	(hb)	—	$12.16	2/15/2021	—	—	—	—
	2,500	7,500	(hc)	—	$15.04	2/14/2022	—	—	—	—
	—	10,000	(hd)	—	$20.68	2/12/2023	—	—	—	—
	—	—		—	—	—	15,500	$291,865	—	—

Filip J.L. Gydé	16,000	—		—	$5.94	3/1/2016	—	—	—	—
	20,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	—	10,000	(ga)	—	$7.18	2/16/2020	—	—	—	—
	7,500	2,500	(gb)	—	$7.18	2/16/2020	—	—	—	—
	—	5,000	(gc)	—	$12.16	2/15/2021	—	—	—	—
	2,500	2,500	(gd)	—	$12.16	2/15/2021	—	—	—	—
	—	4,500	(ge)	—	$15.04	2/14/2022	—	—	—	—
	1,126	3,374	(gf)	—	$15.04	2/14/2022	—	—	—	—
	—	4,500	(gg)	—	$20.68	2/12/2023	—	—	—	—
	—	4,500	(gh)	—	$20.68	2/12/2023	—	—	—	—
	—	—		—	—	—	9,698	$182,613	—	—

	OPTION AWARDS						STOCK AWARDS
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive					Plan Awards:	Market or
				Plan Awards:			Number of	Market	Number of	Payout Value
	Number of	Number of		Number of			Shares or	Value	Unearned	of Unearned
	Securities	Securities		Securities			Units of	of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Stock	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable (#)	Unexercisable (#)		Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested (#)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael J. Colson	37,500	—		—	$5.33	1/3/2015 (ca)	—	—	—	—
	25,000	—		—	$5.33	1/3/2015	—	—	—	—
	100,000	—		—	$3.48	11/16/2015	—	—	—	—
	20,000	—		—	$4.65	6/21/2016	—	—	—	—
	20,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	15,000	5,000	(cb)	—	$7.18	2/16/2020	—	—	—	—
	6,250	6,250	(cc)	—	$12.16	2/15/2021	—	—	—	—
	2,500	7,500	(cd)	—	$15.04	2/14/2022	—	—	—	—
	—	10,000	(ce)	—	$20.68	2/12/2023	—	—	—	—
	—	—		—	—	—	16,375	$308,341	—	—

Arthur W. Crumlish	15,000	—		—	$2.35	9/24/2016	—	—	—	—
	5,000	—		—	$4.90	3/3/2014	—	—	—	—
	25,000	—		—	$4.11	2/2/2015	—	—	—	—
	20,000	—		—	$4.65	6/21/2016	—	—	—	—
	20,000	—		—	$4.52	5/9/2017	—	—	—	—
	20,000	—		—	$4.79	5/13/2018	—	—	—	—
	20,000	—		—	$4.90	5/12/2019	—	—	—	—
	15,000	5,000	(cra)	—	$7.18	2/16/2020	—	—	—	—
	5,000	5,000	(crb)	—	$12.16	2/15/2021	—	—	—	—
	2,250	6,750	(crc)	—	$15.04	2/14/2022	—	—	—	—
	—	9,000	(crd)	—	$20.68	2/12/2023	—	—	—	—
	—	—		—	—	—	9,700	$182,651	—	—
____________________

(ba)	10,000 vest on 2/16/2014

(bb)	10,000 each vest on 2/15/2014, and 2/15/2015

(bc)	10,000 each vest on 2/14/2014, 2/14/2015 and 2/14/2016

(bd)	10,000 each vest on 2/12/2014, 2/12/2015, 2/12/2016 and 2/12/2017

(ha)	5,000 vest on 2/16/2014

(hb)	3,125 each vest on 2/15/2014, and 2/15/2015

(hc)	2,500 each vest on 2/14/2014, 2/14/2015 and 2/14/2016

(hd)	2,500 each vest on 2/12/2014, 2/12/2015, 2/12/2016 and 2/12/2017

(ga)	10,000 vest 1/1/2014

(gb)	2,500 vest on 2/16/2014

(gc)	5,000 vest 1/1/2015

(gd)	1,250 each vest on 2/15/2014, and 2/15/2015

(ge)	4,500 vest 1/1/2016

(gf)	1,126 vest on 2/14/2014, and 1,124 each vest on 2/14/2015 and 2/14/2016

(gg)	4,500 vest 1/1/2017

(gh)	1,124 each vest on 2/12/2014 and 2/12/2016, and 1,126 each vest on 2/12/2015 and 2/12/2017

(ca)	18,750 each expire on 1/3/2014, and 1/3/2015

(cb)	5,000 vest on 2/16/2014

(cc)	3,125 each vest on 2/15/2014, and 2/15/2015

(cd)	2,500 each vest on 2/14/2014, 2/14/2015 and 2/14/2016

(ce)	2,500 each vest on 2/12/2014, 2/12/2015, 2/12/2016 and 2/12/2017

(cra)	5,000 vest on 2/16/2014

(crb)	2,500 each vest on 2/15/2014 and 2/15/2015

(crc)	2,250 each vest on 2/14/2014, 2/14/2015 and 2/14/2016

(crd)	2,250 each vest on 2/12/2014, 2/12/2015, 2/12/2016 and 2/12/2017

2013 OPTION EXERCISES AND STOCK VESTED

     The following table provides information for each of the Company’s named executive officers regarding stock option exercises and vesting of stock awards during 2013.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
Name of Executive Officer	(1)	(1)	(1)	(1)
James R. Boldt	—	$ —	46,000	$960,815
Brendan M. Harrington	—	$ —	5,625	$116,275
Filip J.L. Gydé	—	$ —	4,251	$88,210
Michael J. Colson	—	$ —	7,375	$153,252
Arthur W. Crumlish	—	$ —	4,250	$88,190
____________________

(1)	For Option Awards, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vest date.

PENSION BENEFITS

     The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then current benefits, provide no additional benefit accruals for participants and to admit no new participants. None of the named executive officers participate in the Supplemental Plan.

     Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age is increased to 65.

2013 NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate Balance
Name	Last FY ($)	Last FY ($)	Last FY ($)	Distributions ($)	at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Boldt (1)	—	$54,558	$22,443	—	$1,736,901
Brendan M. Harrington (1)	—	$23,622	$18,233	—	$626,902
Filip J.L. Gydé	—	—	—	—	—
Michael J. Colson (1)	—	$18,454	$27,056	—	$900,107
Arthur W. Crumlish (1)	—	$19,502	$26,041	—	$865,961
____________________

(1)	During 2013, Messrs. Boldt, Harrington, Colson and Crumlish were eligible to receive a contribution under the Deferred Compensation Plan. The contributions reflected above for these individuals reflect the current year’s calculation of the Company’s contribution under the plan resulting from the operating results for 2013. These contributions are reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The amounts under “Aggregate Earnings in Last FY” are not included in the Summary Compensation Table as the earnings were not deemed to be above-market or preferential.

     On February 2, 1995, the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attains annual defined performance objectives for the year. These performance objectives are established on an annual basis for the upcoming year.

     The CEO, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant’s base and Incentive compensation the participant will be able to contribute each year to the Deferred Compensation Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be in cash or the stock of the Company.

     Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the fifth anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2013, the Company contributed five percent (5.0%) of each eligible named executive officer’s total cash compensation towards this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Agreements with Mr. Boldt

     On July 16, 2001, the Company entered into a change in control agreement with Mr. Boldt.12 The agreement provides that upon the occurrence of a change in control, Mr. Boldt will become fully vested in and entitled to exercise immediately all stock related awards he has been granted under any plans or agreements of the Company. The agreement goes on to provide that upon the termination of Mr. Boldt’s employment (a) without cause by the Company or by him with good reason within 6 months before a change in control or between 6 months and 24 months following a change in control (“Involuntary Termination”) or (b) by him for any reason within 6 months after a change in control (“Voluntary Termination”), Mr. Boldt will receive a lump sum payment equal to 2.99 times his full salary and 2.99 times his highest

____________________

12	This Agreement was amended and restated, effective January 1, 2009, to ensure compliance with Section 409A of the Internal Revenue Code.

annual Incentive over the last three years as well as an additional lump sum to cover fringe benefits. A change in control will occur if (1) the Company’s stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company’s business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company’s then outstanding securities or (3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

     If a change in control had occurred on Monday, December 31, 2013, all of Mr. Boldt’s unvested stock options and restricted stock awards would have become fully vested as of that date.13 If the Company’s stock price was $18.83 (which was the closing price of the stock on December 31, 2013), Mr. Boldt could potentially have realized gains, before tax, from the sale of securities that had vested solely as a result of a change in control in the following amounts: (i) $1,619,851 from the sale of restricted stock, and (ii) $363,600 from the exercise of those stock options.

     In the event of either a Voluntary Termination or an Involuntary Termination, Mr. Boldt would have been entitled to receive a lump sum cash payment from the Company totaling $4,919,253 by the tenth day following his termination. This payment equals 2.99 times the sum of Mr. Boldt’s current annual salary14 (“Salary”) and his highest annual Incentive payment from the last three years (“Incentive”); and includes an amount equal to twenty-five percent (25%) of Mr. Boldt’s Salary and Incentive.15 In addition, Mr. Boldt’s change in control agreement would provide for an excise tax gross-up payment totaling $2,835,560 under such circumstances.

     Mr. Boldt is the only executive officer with an employment agreement affording severance benefits upon termination. Pursuant to the terms of such agreement, in the event of termination by Mr. Boldt for Good Reason (as that term is defined in the agreement), or by the Company other than for Cause (as that term is defined in the agreement), Mr. Boldt will receive a lump sum cash payment equal to the average annual total cash compensation paid to Mr. Boldt during the most recent three year period. Mr. Boldt will also continue to receive medical and dental benefits for a period of twelve (12) months. In the event Mr. Boldt remains unemployed after the six (6) month anniversary of his termination, he will receive an additional lump sum cash payment equal to fifty percent (50%) of the initial severance payment received and his medical and dental benefits will be extended during that time.

     Payments made to Mr. Boldt pursuant to this agreement are contingent upon his adherence to certain restrictive covenants, which are effective from the date of the agreement and continue until one year after his separation from the Company. These restrictive covenants generally prohibit Mr. Boldt from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or encouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

     Had Mr. Boldt’s employment been terminated16 on December 31, 2013, he would have been eligible to receive an initial lump sum cash payment equal to $1,211,111. This amount reflects Mr. Boldt’s average annual cash compensation (i.e. annual salary and Incentive) for the prior three years. Mr. Boldt would also receive, for a period of twelve months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. Continued medical and dental benefits would likely total approximately $9,973.17 In the event Mr. Boldt remained unemployed at the six (6) month anniversary of his termination, the agreement provides for an additional lump sum cash payment of fifty percent (50%) of the initial payment, or $605,556. Medical and dental benefits would also

____________________

13	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

14	Mr. Boldt’s salary was $630,000 as of December 31, 2013.

15	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period twenty four months.

16	The severance trigger requires that the termination be made either by Mr. Boldt for Good Reason or by the Company other than for Cause.

17	This amount reflects the total costs paid for medical, dental and disability insurance during 2013.

continue for another six month period, the value of which would likely total approximately $4,987. Pursuant to the terms of Mr. Boldt’s employment agreement, the termination benefits afforded under the change in control agreement will supersede in the event his termination triggers payments under that agreement.

Agreements with Other Executive Officers

     Except for Mr. Gydé,18 each of the named executive officers has entered into a change in control agreement with the Company. These agreements contain provisions generally similar to those of Mr. Boldt’s change in control agreement except that, in the event their employment is terminated by the Company without cause or by themselves with good reason within 6 months before or 24 months after a change in control, such executives would receive a lump sum cash payment equal to two times their current base salary and Incentive. At the time these agreements were approved by the Compensation Committee, it was considered customary to include the trigger mechanisms contained in the named executive officers agreements. For this reason, such mechanisms were considered important to attracting, retaining and motivating executive officers.

     If a change in control occurred on Monday, December 31, 2013, then each of the named executive officers (excluding Messrs. Boldt and Gydé) would have immediately become fully vested in any stock option or restricted stock awards previously granted.19 If the stock price of the Company was $18.83, which was the closing price of the stock on December 31, 2013, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Named Executive Officer	Restricted Stock ($)	Stock Options ($)
Brendan M. Harrington	$291,865	$128,363
Michael J. Colson	$308,341	$128,363
Arthur W. Crumlish	$182,651	$117,183

     Had the above mentioned executive officers’ employment been terminated without cause by the Company, or by themselves with good reason, within 6 months prior to or 24 months following such a change in control, they would also have been entitled to receive, by the tenth day following their termination, lump sum cash payments from the Company in the following amounts:

  Mr. Harrington would have received a lump sum payment of $1,315,207;

  Mr. Colson would have received a lump sum payment of $1,240,725; and

  Mr. Crumlish would have received a lump sum payment of $947,748.

     These payments equal two (2) times the sum of each individual’s current annual salary20 (“Salary”) and their average annual Incentive payment from the last three years (“Incentive”); and also include an amount equal to twenty-five percent (25%) of such Salary and Incentive amounts.21 No excise tax gross-up payments would be made to any of the above mentioned executive officers other than Mr. Boldt.

____________________

18	Since Belgian law mandates certain separation benefits, the Company does not maintain a change in control agreement with Mr. Gydé.

19	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

20	Salaries as of 12/31/13 were $305,000 for Mr. Harrington, $303,000 for Mr. Colson, and $269,000 for Mr. Crumlish.

21	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of twenty four months.

2013 DIRECTOR COMPENSATION

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned or			Incentive Plan	Deferred	All Other
	Paid in Cash	Stock Awards	Option	Compensation	Compensation	Compensation
Name	($)	($)	Awards ($)	($)	Earnings ($)	($)	Total ($)
(a)	(b)	(c) (1)	(d) (2)	(e)	(f)	(g)	(h)
Thomas E. Baker	$67,000	$—	$59,688	—	—	—	$126,688
Randall L. Clark	$52,000	$—	$59,688	—	—	—	$111,688
David H. Klein	$55,500	$—	$59,688	—	—	—	$115,188
William D. McGuire	$62,000	$—	$59,688	—	—	—	$121,688
Daniel J. Sullivan	$72,000	$—	$59,688	—	—	—	$131,688
____________________

(1)	At December 31, 2013, Messrs. Baker, Clark and Sullivan owned 40,000 shares of Company restricted stock, Mr. McGuire owned 21,500 shares, and Mr. Klein, who was appointed to the Board in September 2012, did not own any shares. This restricted stock vests upon retirement from the Board. Mr. Sullivan elected to place $72,000 of his director fees in the Company’s Director Deferred Compensation Plan. Mr. Sullivan used his contributions to purchase the Company’s stock.

(2)	At December 31, 2013, Messrs. Baker, Clark, Klein, McGuire, and Sullivan had 220,000, 200,000, 33,096, 125,300, and 260,000 options outstanding, respectively. The amounts in column (d) reflect the aggregate grant date fair value for the options granted in the 2013 fiscal year, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around February 26, 2014.

     Each non-employee director receives a $25,000 annual retainer, a $1,500 per meeting fee for attending Board meetings, and a $1,500 per meeting fee for each committee meeting. The chairman of the Audit Committee receives a $15,000 annual fee, and the Chairman of the Compensation Committee receives a $10,000 annual fee, while the Chairmen of all other committees (other than Mr. Boldt) receive an annual fee of $5,000. The lead independent director receives a $15,000 annual fee. Directors are also reimbursed for expenses they incur while attending Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for their services as directors.

     In 2010, the Company’s shareholders approved the Non-Employee Director Deferred Compensation Plan (“Director Deferred Compensation Plan”). Although no set benefits or amounts are granted under the Plan, the Director Deferred Compensation Plan allows non-employee directors the ability to defer up to 100% of their total director compensation. The Plan is administered by the Compensation Committee in accordance with Section 409A of the Internal Revenue Code. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with the actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

     Plan participants have an immediate 100% non-forfeitable right to the value of their contributions. If a participant does not make an election in the time and manner specified in the Plan, payment of the vested value of his or her account will be paid in a lump sum on the 10th business day following separation from service. A participant’s eligibility terminates upon separation from service.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

William D. McGuire, Chairman
Thomas E. Baker
Randall L. Clark
David H. Klein
Daniel J. Sullivan

PROPOSAL 2 – APPROVAL OF THE NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

     We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement.

     Shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2013 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s annual meeting in 2011, the majority of our shareholders voted to advise us to include a Say-on-Pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of executives every year. This non-binding, advisory vote on the frequency of Say-on-Pay proposals must be held at least once every six years.

     At the May 2013 annual meeting, shareholders were asked to approve the Company’s fiscal 2012 executive compensation programs. Of those who voted, over 93% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2013 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results.

     This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

     The Board of Directors Recommends a vote “FOR” approval of the following advisory resolution:

     “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

     Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

     Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPROVAL OF THIS RESOLUTION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 2013. This belief is based solely on the Company’s review of copies of the Section 16(a) reports furnished to it and written representations that no other reports were required.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF AUDITORS AND FEES

     The Audit Committee appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2013. Ratification by our shareholders of the selection of KPMG as our independent registered accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of KPMG as a matter of good corporate practice. Approval of the proposal requires a majority of the votes cast on the proposal. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

     A representative of KPMG will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining the independent registered public accounting firm’s independence.

     Audit Fees — The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the last two fiscal years, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Qs, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations were $474,792 and $428,274 in 2013 and 2012, respectively.

     Audit-Related Fees — The were no aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements.

     Tax Fees — There were no fees billed for tax compliance, tax advice, and tax planning services rendered by KPMG for the last two fiscal years.

     All Other Fees — No other fees were paid to KPMG in 2013. The Company paid $45,507 in 2012 for acquisition related due diligence services.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not established a pre-approval policy for these services. The Audit Committee pre-approves each particular service on a case-by-case basis as set forth in the Audit Committee’s charter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED ACCOUNTING FIRM FOR 2014.

PROPOSAL 4 — APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE
COMPUTER TASK GROUP, INCORPORATED 2010 EQUITY AWARD PLAN

     At the annual meeting, shareholders are being asked to consider and take action upon a proposal to approve and ratify an amendment (the “Amendment”) to the Company’s 2010 Equity Award Plan (the “2010 Plan”) to:

     -- increase the number of shares of common stock available for grants under the 2010 Plan by 400,000;

     -- clarify that the Committee may provide in a performance share award agreement or performance unit agreement for the payment of dividends or dividend equivalents, as applicable, to the participant, provided that the participant shall not be entitled to receive payment of any dividend and/or dividend equivalent unless and until the performance shares or performance units have become earned; and

     -- clarify certain other matters and make conforming changes as set forth in the Amendment.

     The purpose of the 2010 Plan is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding employees, directors and officers of, and key advisers and consultants to, the Company and its Subsidiaries. The Board of Directors believes that long-term incentive awards in the form of stock options, restricted stock or other equity instruments are a highly effective way to link the interests of management and shareholders, and to motivate management to drive longer term shareholder value. As of March 28, 2014, the Company and its Subsidiaries had approximately 200 employees (including officers) and 6 directors eligible to participate in the 2010 Plan, and had approximately 150 employees and 6 directors who held outstanding awards. As of March 28, 2014, the closing price of our common stock was $16.51 per share.

     As of March 28, 2014, there are 900,000 shares of common stock authorized under the 2010 Plan, of which approximately 102,000 are available for future grants. As of March 28, 2014, there are approximately 755,000 stock options outstanding under the 2010 Plan and there are approximately 12,000 restricted stock units that have been granted under the 2010 Plan but have not yet vested. The Board believes additional shares of Common Stock should be made available for issuance under the 2010 Plan to eligible participants in order to maintain the incentive and retention purposes of the 2010 Plan.

     The 2010 Plan does not currently prohibit the award of dividend and/or dividend equivalent rights in respect of performance shares and performance units granted under the 2010 Plan. The Board does not believe that the payment of dividends and/or dividend equivalents on unvested performance awards is consistent with the incentive purposes of the award and desires to confirm that view by adopting the Amendment. The Board has approved the Amendment, subject to shareholder approval and ratification, to clarify that the Committee may provide in a performance share award agreement or performance unit agreement for the payment of dividends or dividend equivalents, as applicable, to the participant, provided that the participant shall not be entitled to receive payment of any dividend and/or dividend equivalent unless and until the performance shares or performance units have become earned.

     Prior to the Board’s adoption of the Amendment, the 2010 Plan provided that a change in control was deemed to have occurred upon shareholder approval of certain corporate actions, including, for example, certain mergers, reorganizations, dissolutions, liquidations and sales of substantially all assets. In order to more closely align the terms and conditions of the 2010 Plan with the interests of shareholders, the Board approved the Amendment, which modifies the definition of “Change in Control” under the 2010 Plan to provide that a change in control is deemed to have occurred upon the consummation of, or satisfaction or waiver of all material contingencies in relation to, the above-referenced corporate actions instead of upon shareholder approval of such actions. The provisions of the Amendment amending the definition of “Change in Control” under the 2010 Plan were adopted by the Board pursuant to the applicable provisions of the 2010 Plan granting the Board general authority to amend the 2010 Plan. Consequently, we are not requesting shareholder approval in respect of the provisions of the Amendment amending the definition of “Change in Control” under the 2010 Plan.

     Certain provisions of the 2010 Plan are summarized below. The complete text of the First Amendment to the Plan is included in this proxy statement as Appendix A and shareholders are urged to refer to it for a complete description.

EQUITY-BASED COMPENSATION FIGURES FOR ALL PLANS AS OF MARCH 24, 2014

     The following information is for all of the Company’s equity-based compensation plans (including but not limited to the 2010 Equity Award Plan) as of March 24, 2014.

  There are a total of 183,754 shares available for grant under all available equity-based compensation plans of the Company.

  There are a total of 3,193,528 options outstanding (not including unvested shares of restricted stock), having a weighted-average price of $7.04 per share, and which have a weighted-average life remaining of 5.65 years.

  There are a total of 425,596 shares of restricted stock or restricted stock units outstanding (full value awards, not including stock options) which have not vested as of March 24, 2014.

     As of the Company’s record date, March 28, 2014, there are a total of 18,210,340 common shares outstanding and eligible to vote.

DESCRIPTION OF THE 2010 PLAN

     The following paragraphs provide a summary of the principal features of the 2010 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2010 Plan (as amended by the Amendment).

Awards

     The 2010 Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock (including restricted stock units), performance awards (which may consist of performance shares, performance units or performance cash), other stock-based awards, or any combination of the foregoing (collectively, the “awards”). The terms and conditions of each award will be set forth in a written agreement or notice.

Shares Subject to the 2010 Plan

     If the Amendment is approved by the shareholders to add an additional 400,000 shares of common stock for issuance under the 2010 Plan, the number of shares of our common stock reserved for issuance under the 2010 Plan will be 1,300,000 shares and the additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval. The shares subject to awards granted under the 2010 Plan may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Any shares subject to an option or right granted or awarded under the 2010 Plan which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an award under the 2010 Plan is settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock that remain available for issuance under the 2010 Plan. No awards may be granted following the end of the term of the 2010 Plan.

Term

     The term of the 2010 Plan will end on the earlier of May 11, 2020 and the date the 2010 Plan is terminated by the Board.

Administration

     The 2010 Plan is administered by the Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board (the “Committee”). The Committee consists of two or more members of the Board, each of whom shall qualify as a “Non-employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “independent director” under applicable stock exchange or NASDAQ rules, and also qualify as an “outside director” within the meaning of Section l62(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations pursuant thereto. The Compensation Committee of the Board currently serves as the “Committee” and as the administrator of the 2010 Plan. The Committee has the power and authority to grant awards to eligible persons pursuant to the terms of the 2010 Plan.

     Subject to the provisions of the 2010 Plan, the Committee has the authority to: (1) interpret the 2010 Plan and all awards granted under the 2010 Plan, (2) decide all questions of fact arising under the 2010 Plan, (3) select the persons to whom awards are to be granted, (4) subject to limitations of the 2010 Plan as applicable to each type of award, determine the types of awards to be made and the amount, size, terms and conditions of each award, (5) determine whether and to what extent awards are to be granted, (6) determine the time when awards under the 2010 Plan will be granted, (7) determine whether, to what extent and under what circumstances shares and other amounts payable with respect to an award will be deferred, (8) adopt, alter and repeal such administrative rules, guidelines and practices governing the 2010 Plan as it shall from time to time deem advisable and (9) take any other actions deemed necessary or advisable for the administration of the 2010 Plan. Notwithstanding anything in the 2010 Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which will not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the 2010 Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code. All decisions, interpretations and other actions of the Committee shall be final and binding on all holders of awards and on all persons deriving their rights therefrom.

     The Committee also has authority in its discretion to vary the terms of the 2010 Plan to the extent necessary to comply with foreign, federal, state or local law. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

     All expenses and liabilities incurred by the Committee in the administration of the 2010 Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the 2010 Plan. The Committee may delegate to any designated officers or other employees of the Company any of its duties under the 2010 Plan pursuant to such conditions or limitations as the Committee may establish from time to time. Notwithstanding the foregoing, in no event may the Committee delegate authority to any person to take any action which would contravene the requirements of Rule 16b-3 of the Exchange Act or the requirements of Section 162(m) of the Code.

Eligibility to Receive Awards

     The 2010 Plan provides that awards may be granted to employees, directors, officers, advisers and consultants to the Company or its Subsidiaries who are responsible for or contribute to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Incentive stock options (“ISOs”) may be granted only to employees of the Company or its Subsidiaries.

Benefits to Named Executive Officers and Others

     As noted above, awards under the 2010 Plan are at the discretion of the Committee. Accordingly, future awards under the 2010 Plan are not determinable. The table below sets forth the number of shares subject to options under the 2010 Plan granted through March 28, 2014 to the Named Executive Officers and the other individuals and groups indicated. These share numbers do not take into account the effect of options that have been cancelled or that expired unexercised and do not reflect shares subject to restricted stock units or performance awards.

Name and Position	Number of Shares
James R. Boldt
Chairman, President and Chief Executive Officer	160,000
Brendan M. Harrington
Senior Vice President, Chief Financial Officer	42,500
Filip J. L. Gydé
Senior Vice President and General Manager, CTG Europe	37,000
Michael J. Colson
Senior Vice President, Solutions	42,500
Arthur W. Crumlish
Senior Vice President and General Manager, Strategic Staffing Solutions	37,000
All Current Executive Officers as a Group	403,000
All Non-Executive Directors as a Group	273,096
All Employees as a Group (Including all Officers who are not Executive Officers)	542,000

Limits for Awards

     In order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares that may be subject to options and SARs granted to an employee during any 12-month period will not exceed 250,000 shares in the aggregate. The maximum number of shares that may be subject to restricted stock awards, performance awards and other stock-based awards subject to the attainment of performance criteria granted to an employee during any 12-month period will not exceed 250,000 shares in the aggregate. With respect to any awards denominated in cash (including performance awards), the maximum aggregate payout to any employee during any 12-month period may not exceed $2,125,000.

Code Section 162(m) Performance Goals

     The 2010 Plan is designed so that it permits the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. The performance goals applicable to an award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue (or any component thereof), (b) net income as a percentage of revenue, (c) earnings per share, (d) share price, (e) operating margin as a percentage of revenue, (f) strategic team goals, (g) net operating profit after taxes, (h) net operating profit after taxes per share, (i) return on invested capital, (j) return on assets or net assets, (k) return on net assets employed before interest and taxes, (l) total stockholder return, (m) relative total stockholder return (as compared with a peer group of the Company established by the Committee prior to issuance of the performance award), (n) earnings before or after income taxes, interest charges, depreciation, amortization and/or rental expense, (o) net income, (p) cash flow (or any component thereof), (q) cash flow (or any component thereof) per share, (r) free cash flow, (s) free cash flow per share, (t) revenue growth, (u) cost containment or reduction, (v) billings growth, (w) operating income, (x) customer satisfaction or (y) any combination thereof, or such similar objectively determinable financial or other measures as may be adopted by the Committee. Performance criteria will be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a performance award that is consistently applied and identified and may include adjustments for such matters as the Committee may determine prior to the issuance of the performance award. The Committee has the authority, to the extent consistent with the requirements for “performance-based compensation” under Section 162(m) of the Code, to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

No Repricing

     The 2010 Plan prohibits repricing of options and SARs, including by way of an exchange for another award, unless shareholder approval is obtained.

Stock Options

     Each option granted under the 2010 Plan will be subject to the following terms and conditions:

  Exercise Price. The Committee will set the exercise price of the shares subject to each option, provided that the exercise price cannot be less than 100% of the Fair Market Value of the Company’s common stock on the option grant date. In addition, the exercise price of an ISO must be at least 110% of Fair Market Value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock or the stock of any of our Subsidiaries (a “10% Shareholder”).

  Form of Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. Payment may generally be made by any method permitted by applicable law.

  Exercise of the Option. Each option agreement will specify the term of the option, the date when the option is to become exercisable and any conditions that must be satisfied before all or a portion of the option may be exercised. The 2010 Plan provides that in no event will an ISO granted under the 2010 Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an ISO granted to a 10% Shareholder, the term of the option shall be for no more than 5 years from the date of grant.

  Termination of Service. If a participant’s service with the Company and its Subsidiaries terminates for any reason (other than death, Disability, retirement or for Cause), all options held by such participant under the 2010 Plan will immediately terminate; provided, however, that the options will remain exercisable until the earlier of three months following the participant’s termination of service (or such other date determined by the Committee) or expiration of the options to the extent that such options were exercisable at the time of termination of service. In the event that a participant’s service is terminated for Cause, such participant’s right to exercise the option will terminate.

  Retirement. If a participant retires, all options held by such participant under the 2010 Plan expire upon the earlier of twelve months after the date of termination of the participant’s service (or such other date determined by the Committee) or the expiration date of the option. The participant or his or her successor or legal representative may exercise all or part of his or her options at any time before such expiration to the extent that such options were exercisable at the time of termination of service.

  Death or Disability. If a participant dies or suffers a Disability while performing services for the Company, all options held by such participant under the 2010 Plan will expire upon the earlier of twelve months after the participant’s death or Disability (or such other date determined by the Committee) or the expiration date of the option. The successor or other legal representative of the participant may exercise the participant’s options at any time before such expiration to the extent such options were exercisable at the time of termination of service.

  ISO Limitation. If the aggregate Fair Market Value of all shares subject to a participant’s ISOs that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory stock options. Only employees of the Company or any Subsidiary are eligible to receive ISOs.

  No Dividend Equivalent Rights. Upon exercise of an option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued.

  Director Fees. The Board may allow an outside director to receive all or a portion of his or her annual retainer fee, and fees for attending meetings, committee chairmanship fees or any other fees in the form of an option. In that event, the Board will determine the method of conversion and the other terms and conditions of the option.

Stock Appreciation Rights

     Each SAR granted under the 2010 Plan will be subject to the following terms and conditions:

  Specified Price and other Terms. The Committee will set a specified price and term of SARs granted under the 2010 Plan, provided that no SAR may have a term of more than 10 years from the date of grant and provided further that the specified price per share of a SAR cannot be less than 100% of the Fair Market Value per share of our common stock on the SAR grant date. If a SAR is granted in conjunction with an option, the SAR will be subject to the same terms and conditions as the option. Options that are surrendered in the exercise of SARs will no longer be exercisable to the extent the related SAR has been exercised.

  Exercise of the SAR. Upon exercise of a SAR, a participant will be entitled to the following amount: (i) the difference between the Fair Market Value of a share on the date of exercise over the specified price; times (ii) the number of shares with respect to which the SAR is exercised.

  Form of Payment of Award. Upon the exercise of a SAR, the Company may pay the amounts of the award in cash, shares or a combination thereof as the Committee may decide.

  Termination of Service. If a participant’s service with the Company terminates for any reason (other than death, Disability, retirement or for Cause), all SARs held by such participant under the 2010 Plan will immediately terminate; provided, however, that the SAR will remain exercisable until the earlier of three months following the participant’s termination (or such other date determined by the Committee) or expiration of the SAR to the extent that such SAR was exercisable at the time of termination of service. In the event that a participant’s service is terminated for Cause, such participant’s right to exercise the SAR will terminate.

  Retirement. If a participant retires, all SARs held by such participant under the 2010 Plan will expire upon the earlier of 12 months following the participant’s termination (or such other date determined by the Committee) and the expiration date of the SAR. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of service.

  Death or Disability. If a participant dies or suffers a Disability while employed by the Company, all SARs held by such participant under the 2010 Plan will expire upon the earlier of 12 months following the participant’s death or Disability (or such other date determined by the Committee) and the expiration of the SAR. The successor or other legal representative of the participant may exercise the participant’s SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of service.

Restricted Stock

     Each share of restricted stock granted under the 2010 Plan will be subject to the following terms and conditions:

  Restrictions. The Committee will set the conditions upon which the grant, vesting or issuance of restricted stock is conditioned. Such conditions will typically be based principally or solely on continued provision of services but may include a performance-based component. The Committee may, in its sole discretion, provide for the lapse of restrictions in installments or otherwise and waive or accelerate the restriction lapse at its discretion. Except as otherwise provided in the award agreement, the participant shall have all rights of a stockholder during the vesting period of the award.

  Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to restricted stock units or the cash payable thereunder except the Committee may provide for the payment of dividend equivalents.

  Restrictions on Transfer. The shares awarded pursuant to the restricted stock award may not be sold, assigned or otherwise transferred during the vesting period except as provided in the award agreement.

  Termination of Service. Except as otherwise provided by the Committee or in the award agreement, in the event that a participant’s service terminates for any reason (other than for death or Disability), any portion of his or her award subject to restrictions will terminate immediately.

  Death or Disability. In the event that a participant’s service terminates due to death or Disability, the participant’s restricted stock awards will vest immediately, except as otherwise provided by the Committee.

  Director Fees. The Board may allow an outside director to receive all or a portion of his or her annual retainer fee, and fees for attending meetings, committee chairmanship fees or any other fees in the form of a restricted stock award. In that event, the Board will determine the method of conversion and the other terms and conditions of the award.

Performance Awards

     Each performance award granted under the 2010 Plan will be subject to the following terms and conditions:

  Grant. Performance awards may be granted in the form of performance shares, performance units or performance cash and may be awarded upon satisfaction of certain performance milestones.

  Performance Goals. The Committee sets the conditions upon which the grant or vesting of performance awards is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based goals but may include a service-based component. When the Committee wants the performance award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will generally establish the performance goals prior to or within 90 days of the beginning of the performance period for the performance goal and no later than after 25% of the performance period has elapsed. For all other performance awards, the performance goals must be established before the end of the performance period.

  Modification. The Committee may determine that the performance goals are no longer suitable and may modify the goals to the extent it considers modification to be necessary. In the event that the Committee desires for the award to continue to qualify as “performance-based compensation”, no modification will be made unless the modification is not later than the deadline for establishing the performance goals and no award is paid until the Company’s shareholders have approved the material terms of the modified performance goal to the extent required by Section 162(m) of the Code. The Committee will also have the right to reduce or eliminate the amount payable with respect to the award or to cancel all or any part of the award. In the event that the Committee desires for the award to continue to qualify as “performance-based compensation”, no modification will increase the amount payable under a performance award except adjustments made by reason of changes in capital structure.

  Termination of Service. Unless otherwise provided in the award agreement, in the event that a participant’s service terminates for any reason other than death or Disability, the participant’s performance awards will terminate and be forfeited immediately.

  Dividend Equivalent Rights. The Committee may provide in a performance share award agreement or performance unit agreement for the payment of dividends or dividend equivalents, as applicable, to the participant, provided that the participant shall not be entitled to receive payment of any dividend and/or dividend equivalent unless and until the performance shares or performance units have become earned.

Other Stock-Based Awards

     Each other stock-based award granted under the 2010 Plan will be subject to the following terms and conditions:

  Grant. The terms and conditions of each other stock-based award granted under the 2010 Plan will be set by the Committee. Other stock-based awards may be, subject to limitations under applicable law, denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2010 Plan, including, without limitation, purchase rights, convertible or exchangeable debentures, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries.

  Performance Goals. Other stock-based awards may also be conditioned upon the achievement of performance goals in the same manner as performance awards.

Compliance with Code Section 409A

     To the extent that the Committee determines that any award granted under the 2010 Plan is subject to Section 409A of the Code, it is intended that the 2010 Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A (a) (1) of the Code and that the award agreement and the 2010 Plan be interpreted and construed in compliance with Section 409A and the Treasury Regulations and other interpretive guidance issued under Section 409A.

Amendments to the 2010 Plan

     The Board may terminate or amend the 2010 Plan or any portion thereof and the Committee may amend the 2010 Plan, as described above under “Administration”, in each case, without approval of the shareholders of the Company, unless shareholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ rules, applicable Code provisions, or other applicable laws or regulations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The U.S. federal income tax consequences of awards under the 2010 Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change if those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s own tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Stock Options

     The grant of a non-statutory stock option with an exercise price equal to the fair market value of the shares of our common stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction at the time of grant.

     When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

     When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options

     When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

     If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this holding period. The deduction will be equal to the amount of taxable income the participant recognizes.

Stock Appreciation Rights

     Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the grant has no immediate federal income tax effect for either the participant or us. The participant will recognize taxable income upon the exercise of the right equal to the fair market value of the shares of our common stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

     If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock

     Generally, a participant who receives restricted stock that is vested upon grant will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of his or her receipt of the unvested restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

     The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested. Any gain or loss in excess of the participant’s basis will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

     If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock Units, Performance Shares, Performance Units and Performance Cash

     Generally, a participant who receives a restricted stock unit, performance share, performance unit or performance cash structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the restricted stock unit, performance share, performance unit or performance cash does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

     If the participant receives shares of our stock in settlement of a restricted stock unit, performance share or performance unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

     If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Dividends and Dividend Equivalents

     If a participant has not filed an election under Section 83(b) of the Code with respect to an award of restricted stock or performance shares, any dividends received by the participant with respect to such awards that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant. If a participant is entitled to dividend equivalents with respect to an award of restricted stock units or performance units, the payment or settlement of such dividend equivalents will generally be treated as compensation that is taxable as ordinary income to the participant. If the participant is employed by the Company or any of its Subsidiaries, we may be required to withhold tax on the amount of taxable income recognized.

Section 409A

     Section 409A applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the 2010 Plan. Failure to comply with Section 409A with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as part of that award as well as the imposition of an additional 20% tax and interest on any underpayment of tax. In general, Section 409A should not apply to incentive stock options, nonqualified stock options and stock appreciation rights (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units, performance share units and performance cash.

Section 162(m)

     As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other awards must be (i) granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations), (ii) satisfy the limit on the total number of shares of our common stock, or total amount of cash, that may be awarded to any one participant during any 12-month period, and (iii) before payment, our shareholders in a separate vote must approve the terms under which the compensation is to be paid, including the performance goals. In addition, for awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more performance goals, as established and certified by a committee consisting solely of two or more “outside directors”.

     The Amendment was authorized and approved at the February 19, 2014 meeting of the Board of Directors, with the provisions of the Amendment governing (i) the increase in the number of shares of common stock available for grant under the 2010 Plan and (ii) the clarification regarding the Committee’s ability to grant dividends or dividend equivalent rights on performance shares and performance units and the circumstances under which such dividends or dividend equivalents may be paid, in each case, subject to the approval and ratification by the shareholders at the annual meeting. The favorable vote of a majority of votes cast at the meeting is required for adoption of these provisions of the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL

INCORPORATION BY REFERENCE.

     The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

     The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective May 1, 2013, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $336,820.

AUDIT COMMITTEE’S REVIEW OF RELATED PERSON TRANSACTIONS

     In accordance with the Audit Committee charter, the Audit Committee reviews related person transactions. It is the Company’s policy that it will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

OTHER INFORMATION RELATED TO THE 2013 ANNUAL MEETING

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

SHAREHOLDER PROPOSALS

     Our By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. The By-laws prescribe the information to be contained in any such notice. To be timely, a shareholder’s notice with respect to a proposal or director nomination to be submitted at an annual meeting of shareholders, must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the scheduled date of such meeting (provided that if such annual meeting of shareholders is held on a date earlier than the last Wednesday in April, such written notice must be given and received not later than the close of business on the tenth day following the date of the first public disclosure (which may be by a public filing by the Company with the SEC) of the originally scheduled date of the annual meeting).

     Proposals of shareholders which are intended to be included in the Company’s proxy statement relating to its May 2015 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than December 3, 2014.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2014 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 2, 2014

By Order of the Board of Directors

Appendix A

FIRST AMENDMENT TO
COMPUTER TASK GROUP, INCORPORATED
2010 EQUITY AWARD PLAN

     WHEREAS, The Computer Task Group, Incorporated (the “Company”), has previously established the 2010 Equity Award Plan (the “Plan”); and

     WHEREAS, the Company has determined that it is desirable to (i) amend the Plan to increase the number of shares of common stock available for grants under the Plan, (ii) clarify the Plan’s provisions regarding the payment of dividends and dividend equivalents with respect to performance awards, and (iii) clarify certain other matters and make conforming changes as set forth in the Amendment; and

     WHEREAS, the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan or any portion thereof at any time, unless stockholder approval is required, and the Company has determined that it is advisable to amend the Plan and that certain amendments provided herein require stockholder approval;

     NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board by Section 21 of the Plan, the Plan be and is hereby amended in the following particulars:

1.

Effective as of February 19, 2014, the Plan is amended by deleting Section 2.2 in its entirety and by inserting the following in lieu thereof:

“2.2 “Change in Control” means:

with respect to awards granted on or after February 19, 2014, any one of the following occurrences:

(a) The adoption of a plan relating to the Company’s dissolution or liquidation, with all material contingencies satisfied or waived, and the taking of a substantial step to implement such dissolution or liquidation;

(b) The Company merges or consolidates, or otherwise reorganizes with or into one or more entities that are not wholly-owned Subsidiaries, as a result of which less than two-thirds of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly through one or more holding companies or other entities, by stockholders of the Company immediately before such reorganization (for purposes of such determination, it shall be deemed (i) that no change in the beneficial ownership of the Company’s securities will have occurred from the record date for such approval until the consummation of such reorganization and (ii) that such beneficial owners (other than affiliates of the Company, which shall be included in such determination) hold no securities of the other parties to such reorganization);

(c) The sale of substantially all of the Company’s business and/or assets to a person or entity that is not a Subsidiary;

(d) The consummation of any transaction, the result of which is that any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding common shares of the Company for or pursuant to the terms of any such employee benefit plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly through one or more holding companies or other entities, of securities of the Company representing more than 33.3% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e) During any period not longer than two consecutive years, the first day on which individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved); and

with respect to awards granted prior to February 19, 2014, the same meaning as defined in the Plan on the date of such grant.”

2.	Effective as of May 7, 2014, subject to the approval of the stockholders of the Company, the Plan is amended by deleting the first sentence of Section 4.1 in its entirety and by inserting the following in lieu thereof:

“Subject to the following provisions of this Section 4 and to such adjustment as may be made pursuant to Section 20, the maximum number of shares available for issuance under the Plan shall be equal to 1,300,000 shares of Common Stock.”

3.	Effective as of May 7, 2014, subject to the approval of the stockholders of the Company, the Plan is amended by adding the following new Section 9.5 to the Plan:

“9.5 Dividends and Dividend Equivalents. Notwithstanding anything to the contrary in this Plan, (i) a Participant shall not receive payment of any dividends with respect to a grant of a Performance Award (which includes any Restricted Stock Award conditioned on the achievement of performance goals, as provided in Section 8) unless and until the Performance Award is earned; (ii) the Committee may in its discretion provide for the payment of dividend equivalents with respect to a grant of a Performance Award (which includes any Restricted Stock Award conditioned on the achievement of performance goals, as provided in Section 8); provided, however, that the Committee shall provide in such Performance Award agreement that the Participant shall not receive payment of any dividend equivalent unless and until the Performance Award has become earned; and (iii) if the payment or crediting of dividends or dividend equivalents is in respect of a Performance Award (which includes any Restricted Stock Award conditioned on the achievement of performance goals, as provided in Section 8) that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A.”

In all other respects, the Plan remains unchanged.

002CSN386B

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, AND FOR Proposal 4.

1. Election of Class II Directors:
	For	Withhold		For	Withhold
01 - Thomas E. Baker	☐	☐	02 - William D. McGuire	☐	☐
Election of Class III Director:
	For	Withhold
01 - James R. Boldt	☐	☐

		For	Against	Abstain
2.	To approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers.	☐	☐	☐

		For	Against	Abstain
4.	To approve and ratify an Amendment to the Company’s 2010 Equity Award Plan.	☐	☐	☐
		For	Against	Abstain
3.	To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2014 fiscal year.	☐	☐	☐

5.	To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — Computer Task Group, Incorporated

Notice of 2014 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel J. Sullivan and Randall L. Clark and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(K) Profit Sharing Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company’s Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 7, 2014 at 10:00 a.m. or at any adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, AND FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)